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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2000

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

         Ohio                       0-27202                  34-1803229
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification No.)


  32000 Aurora Road            Solon, Ohio                      44139
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         (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code   440/519-0500
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                                 Not Applicable
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(Former name or former address, if changed since last report.)




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Item 5.  Other Events.

As previously reported, in April and May 1999, three class action suits were filed in the United States District Court, Northern District of Ohio, by certain alleged shareholders of the Company on behalf of themselves and purported classes consisting of Company shareholders, other than the defendants and their affiliates, who purchased stock during the period from December 30, 1997 through September 30, 1998 or various portions thereof. A First Amended Class Action Complaint, consolidating the three lawsuits, was filed on September 30, 1999, and the action is now pending before a single judge. The named defendants in the case - styled In re Advanced Lighting Technologies, Inc. Securities Litigation, Master File No. 1:99CV836, pending before the United States District Court, Northern District of Ohio - are the Company and its Chairman and Chief Executive Officer (CEO).

The First Amended Class Action Complaint alleges generally that certain disclosures attributed to the Company contained misstatements and omissions alleged to be violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5, including claims for "fraud on the market" arising from alleged misrepresentations and omissions with respect to the Company's financial performance and prospects and alleged violations of generally accepted accounting principles by, among other things, improperly recognizing revenue and improper inventory accounting. The Complaint seeks certification of the purported class, unspecified compensatory and punitive damages, pre- and post-judgment interest and attorneys' fees and costs.

The Company and the CEO believe that these claims lack merit. The Company and its CEO filed a Motion to Dismiss the Complaint, which was denied. The case will now proceed. The Company and the CEO intend to continue to vigorously defend against these actions.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANCED LIGHTING TECHNOLOGIES, INC.


Date: June 21, 2000                     By:         /s/ Wayne R. Hellman
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                                                     Wayne R. Hellman
                                                  Chief Executive Officer